UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------



                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


      Date of report (date of earliest event reported):  January 13, 1997


                         HANOVER GOLD COMPANY, INC.
            (Exact Name of Registrant as Specified in Charter)



       Delaware                000-23022              11-2740461
    (State or Other           (Commission           (IRS Employer
    Jurisdiction of           File Number)        Identification No.)
    Incorporation)



                      1000 Northwest Blvd., Suite 100
                        Coeur d'Alene, Idaho  83814
                 (Address of principal executive offices)


      Registrant's telephone number, including area code:  (208) 664-4653

Item 4.

By letter dated January 13, 1997, the registrant advised the company's independent accountants, Zeller Weiss & Kahn, Mountainside, New Jersey, that such firm would not be engaged to conduct an audit of the registrant's financial statements for the year ended December 31, 1996. On January 14, 1997, the registrant signed an engagement letter with the firm BDO Seidman LLP, Spokane, Washington, engaging such firm as the registrant's independent accountants with respect to the audit of its financial statements for such year.

The selection of BDO Seidman to succeed Zeller Weiss & Kahn as the registrant's independent accountants was approved by the board of directors of the registrant in June of 1996, with the recommendation of the audit committee of the board. The selection was also approved by the shareholders of the registrant at a special meeting of shareholders held on July 31, 1996.

The change in independent accountants was precipitated by the relocation of the registrant's executive offices to Coeur d'Alene, Idaho, which neighbors Spokane, in early 1996. During the registrant's two preceding fiscal years, there were no disagreements with Zeller Weiss & Kahn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During either of the past two years, Zeller Weiss & Kahn's reports on the financial statements of the registrant did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HANOVER GOLD COMPANY, INC.
                                        (Registrant)

Date:  January 14, 1997            By:  /s/ James A. Fish
                                       ---------------------------------
                                        President